As filed with the Securities and Exchange Commission on May 15,
1995

                                          Registration No. 33-


=================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                -------------------
                                     FORM S-8
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933
                                -------------------

                          DOSKOCIL COMPANIES INCORPORATED
                 ------------------------------------------
           (Exact name of registrant as specified in its charter)

Delaware                                         13-2535513
- ---------------------------------                --------
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)             Identification No.)

                      2601 Northwest Expressway, Suite 1000W
                           Oklahoma City, Oklahoma 73112

            ------------------------------------------------
           (Address of Principal Executive Offices) (Zip Code)

                          DOSKOCIL COMPANIES INCORPORATED
                             1992 STOCK INCENTIVE PLAN
                          -------------------------------
                             (Full title of the plan)




                             Darian B. Andersen, Esq.
                             Foodbrands America, Inc.
                      2601 Northwest Expressway, Suite 1000W
                           Oklahoma City, Oklahoma 73112
                      ---------------------------------------
                      (Name and address of agent for service)

                                  (405) 879-5500

    -------------------------------------------------------------
    (Telephone number, including area code, of agent for service)

                                     Copy to:

                              Kevin R. Sweeney, Esq.
                             Shook, Hardy & Bacon P.C.
                               One Kansas City Place
                                 1200 Main Street
                         Kansas City, Missouri 64105-2118

                          -------------------------------

                          CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed       Proposed
                                       maximum        maximum
Title of                Amount         offering       aggregate      Amount of
securities              to be          price per      offering       registration
to be registered        registered<F1> unit<F2>       price<F2>       fee
- --------------------------------------------------------------------------------
Common Stock, par
value $.01 per share.. 300,000         $10.25         $3,075,000     $1,061
=================================================================================

<F1>This Registration Statement relates to an additional 300,000 shares of
    Common Stock to be covered by the Doskocil Companies Incorporated 1992 Stock Incentive Plan (the "Plan"). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<F2>Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq Stock Market on May 5, 1995.

                                         EXPLANATORY NOTE

         This Registration Statement relates to an amendment to the Plan approved by the stockholders of Doskocil Companies Incorporated (the "Company") at the Company's 1993 Annual Meeting of Shareholders according to which the number of shares of Common Stock authorized to be issued under the Plan was increased from 510,000 to 810,000. The contents of the Registration Statement on Form S-8 (Registration No. 33-45974) filed with the Securities and Exchange Commission (the "Commission") on March 4, 1992, including Post-Effective Amendment No. 1 thereto filed May 19, 1993 (collectively, the "Prior Registration Statement"), are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.

                                      PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Company with the Commission are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

            2.   The Company's Current Reports on Form 8-K dated
March 3, 1995 and April 29, 1995.

            2. The description of the Common Stock set forth in the Company's previously filed Registration Statement on Form 10.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         The disclosure set forth under Item 6 of the Prior Registration Statement is supplemented by the following: (i) Article Eleventh of the Company's Restated Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; and (ii) the Company has entered into Transition Employment Agreements with certain of its employee-directors and officers and into Indemnification Agreements with certain of its nonemployee-directors contractually obligating the Company to provide indemnification rights substantially similar to those described under Item 6 of the Prior Registration Statement.

Item 8.  Exhibits.

Number
- ------
4.1     Doskocil Companies Incorporated 1992 Stock Incentive
Plan, as amended incorporated by reference to Exhibit 4.9 to the Company's Form 10-K/A (Amendment No. 2) for the fiscal year ended
January 1, 1994).

5.1     Opinion of Shook, Hardy & Bacon P.C.

23.1    Consent of Coopers & Lybrand L.L.P.

23.2    Consent of Shook, Hardy & Bacon P.C. (contained in
Exhibit 5.1).

24.1    Power of Attorney (contained on signature pages hereto).

Item 9.  Undertakings.

   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

         (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                    SIGNATURES

   THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma
City, State of Oklahoma on the 15th day of May, 1995.

                                  DOSKOCIL COMPANIES INCORPORATED

                                  By:/s/ R. Randolph Devening

                                  ------------------------
                                  R. Randolph Devening,
                                  Chairman of the Board,
                                  President, Chief Executive
                                  Officer and Director

                                 POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Brady and Bryant P. Bynum and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                 TITLE                            DATE
- ---------                 -----                            ----

/s/R. Randolph Devening
- -----------------------  Chairman of the Board,      May 15, 1995
R. Randolph Devening     President, Chief Executive
                          Officer and Director (Principal
                          Executive Officer)
/s/ Horst O. Sieben
- -----------------------  Senior Vice President and   May 15, 1995
Horst O. Sieben          Chief Financial Officer
                         Principal Financial Officer)
/s/ William L. Brady
- -----------------------  Vice President and         May 15, 1995
William L. Brady         Controller

- ------------------------  Director
Theodore Ammon

/s/ Richard T. Berg
- ------------------------  Director                  May 15, 1995
Richard T. Berg

/s/ Dort A. Cameron
- ------------------------  Director                  May 15, 1995
Dort A. Cameron III

/s/ Yvonne V. Cliff
- ------------------------  Director                  May 15, 1995
Yvonne V. Cliff

/s/ Terry M. Grimm
- ------------------------  Director                  May 15, 1995
Terry M. Grimm

/s/ Paul S. Levy
- ------------------------  Director                  May 15, 1995
Paul S. Levy

/s/ Angus C. Littlejohn
- ------------------------  Director                  May 15, 1995
Angus C. Littlejohn, Jr.

/s/ Paul W. Marshall
- ------------------------  Director                  May 15, 1995
Paul W. Marshall

                                   EXHIBIT INDEX

 Number
 ------
 4.1     Doskocil Companies Incorporated 1992 Stock Incentive
Plan, as amended (incorporated by reference to Exhibit 4.8 to the Company's Form 10-K/A (Amendment No. 2) for the fiscal year ended
January 1, 1994).

 5.1     Opinion of Shook, Hardy & Bacon P.C.

 23.1    Consent of Coopers & Lybrand L.L.P.

 23.2    Consent of Shook, Hardy & Bacon P.C. (contained in
Exhibit 5.1).

 24.1    Power of Attorney (contained on signature pages hereto).